Exhibit 10.13
NON-RECOURSE
LOAN PARTICIPATION AGREEMENT

Originating Bank	Participant
First Southern National Bank	Universal Guaranty Life Insurance Company

BORROWER

TERMS AND CONDITIONS

1.  Sale of Loan Participation Interest:

☐       (A)   First Southern National Bank Owns Lead Interest:  Originating   Bank   hereby   sells,   assigns,   transfers and delivers to the Participant, a N/A% undivided participation interest in the amount of $N/A in the Originating Bank's ownership rights in and to the indebtedness, promissory note or notes, collateral security and all documents relating to the loan or loans described above (hereinafter, one or more, referred to as the "Loan"). Said Loan having a current balance of $ N/A (based upon the current principal balance of the whole loan as of the calculation date of the loan sale.

☐  (B)    First Southern National Bank owns Non-Lead Interest:  Originating   Bank   hereby   sells,   assigns,   transfers and delivers to the Participant, a N/A% undivided participation interest in the amount of $ N/A in the Originating Bank's ownership rights in and to the indebtedness, promissory note or notes, collateral security and all documents relating to the loan or loans described above (hereinafter, one or more, referred to as the "Loan"). Said Loan being a N/A% non-lead participation interest in a loan with a current balance of $ N/A (based upon the current principal balance of the whole loan as of the calculation date of the loan sale.

2.  Ownership of Loan Participation Interest: The parties hereto agree that the Participant shall be considered for all purposes as the legal and equitable owner of the above interest in the indebtedness, promissory note or notes, collateral security and all documents relating to the Loan, together with all of the rights, privileges and remedies applicable thereto.

THIS LOAN PARTICIPATION CONSTITUTES A SALE OF A PERCENTAGE OWNERSHIP INTEREST IN THE ABOVE REFERENCED INDEBTEDNESS, NOTE OR NOTES, COLLATERAL SECURITY AND OTHER LOAN DOCUMENTS AND SHALL IN NO WAY BE CONSTRUED AS AN EXTENSION OF CREDIT BY THE PARTICIPANT TO THE ORIGINATING BANK.

3.  Agent for Collection and Servicing:

(a)  The Originating Bank shall act as the disclosed agent of the Participant in connection with receipt and collection of the Participant's ownership interest in the Loan and in payments to be made thereunder.  The Originating Bank shall additionally act as the disclosed agent of the Participant in connection with the continued servicing of the Loan.
(b)  The Originating Bank shall exercise the same degree of care and discretion in continuing to service the Loan and in collecting payments thereunder, as the Originating Bank would ordinarily take in servicing the Loan and in collecting payments thereunder solely for its own account.
(c)  If the Loan is not otherwise in default and Originating Bank owns the lead interest, the Originating Bank may not without the prior consent and concurrence of the Participant; (i) make or consent to any amendments in the terms and conditions of the Loan, or the terms of the note or notes evidencing the Loan, or in any security agreement or instrument securing the Loan; (ii) waive or release any claim against any Borrower and/or against any co-maker, guarantor or endorser under the Loan; (iii) make or consent to any release, substitution or exchange of collateral
 (d)  The Participant may terminate the agency status of the Originating Bank as provided in Section 4 of this Agreement.

4.  Termination of Agency Status:

(a)  The Originating Bank's agency status under Section 3 above shall terminate at the election of the Participant upon: (i) the insolvency, closing or liquidation of the Originating Bank; or (ii) if, within the opinion of the Participant, the Originating Bank should fail to comply with its fiduciary and/or other obligations as provided under this Agreement.
(b)  Upon termination of the Originating Bank's agency status, the Participant shall have the right to immediately notify the Borrower, directing the Borrower to forward principal and interest payments under the Loan directly to the Participant, in sufficient amounts to satisfy the Participant's then percentage ownership interest in the Loan.  The Originating Bank shall join in this notice to the Borrower upon request by the Participant.
(c)  Unless otherwise provided herein, the remaining terms and conditions of this Agreement shall survive the termination of the Originating Bank agency status.  Such remaining terms and conditions of this Agreement shall continue to apply until such time as the Loan is paid in full or the Participant's ownership interest in the Loan is repurchased by the Originating Bank as provided in Section 11 below.

5.  Representations and Warranties by Originating Bank:

(a)  The Originating Bank makes the following representations and warranties to the Participant: (i) the Originating Bank has provided the Participant with copies of all relevant credit and other information currently in the possession of the Originating Bank, that were used by the Originating Bank as a basis of and for its decision to acquire the Loan; (ii) the Originating Bank has additionally provided the Participant with copies of the Loan documents that were executed by the Borrower as well as by other co-makers, guarantors and endorsers under the Loan.
(b)  The Originating Bank makes no representation or warranties, whether expressed or implied, to the Participant, as to the collectability of the Loan, the continued solvency of the Borrower, or as to the existence, sufficiency or value of the collateral securing the Loan.
(c)  The Originating Bank makes no representations or warranties, whether expressed or implied, to the Participant, as to the validity and enforceability of the Loan documents.

6.  Representations and Warranties by Participant: The Participant represents and warrants to the Originating Bank that the Participant based its decision to purchase a participation ownership interest in the Loan solely upon the Participant's own independent evaluation of the Loan, the Borrower's creditworthiness and the existence, value and lien status of collateral securing the Loan.

7.  Additional Obligations of Originating Bank:

(a)  The Originating Bank shall promptly notify the Participant should the Originating Bank learn or have knowledge of the following: (i) any change in the financial condition of the Borrower, or any co-maker, guarantor or endorser under the Loan, which may have a material adverse effect upon continuation of the payments under the Loan or the Loan's ultimate collectability; (ii) any material change in the value of collateral securing the Loan; (iii) any change in lien status as affecting the secured collateral.
(b)  As long as the Participant continues to have an ownership interest in the Loan, the Originating Bank agrees to regularly provide the Participant with copies of all related information in possession of Originating Bank to include any credit related and other information concerning the Borrower, the Loan and the collateral securing the Loan including without limitations, copies of: (i) financial statements of the Borrower, as well as of all co-makers, guarantors and sureties under the Loan; (ii) any officer's certificates, financial and other statements and information submitted by the Borrower to the Originating Bank in connection with the Loan; (iii) the records of the Originating Bank reflecting the amounts and dates of receipt of principal and interest payments under the Loan; (iv) any information and/or documents in possession of the Originating Bank.

8.  Application of the Payments: The Originating Bank and the Participant shall each share in all principal and interest payments and other collections under the Loan in proportion to their respective percentage ownership interests in the Loan (with appropriate provisions made for differences in interest rates between the Originating Bank and the Participant.  Principal and interest payments and/or other amounts collected by the Originating Bank under the Loan shall be held in trust for the benefit of the Participant until such funds, representing the Participant's ownership interest in such payments, are actually paid to and received by the Participant.

9.       Additional Loans by Originating Bank:

(a)  The Participant recognizes and agrees that the Originating Bank may have other existing loans and in the future may make additional loans to the Borrower and/or to other co-makers, guarantors, and sureties under the Loan, which other and/or additional loans may not be participated to the Participant.
(b)     The Participant further recognizes and agrees that the Originating Bank shall have no obligation to attempt to collect payments under the Loan in preference and priority over the collection and/or enforcement of any other and/or additional loans by the Originating Bank as referenced in (a) above.
(c)  The Originating Bank, however, agrees that the proceeds of all collateral directly securing repayment of the Loan shall be applied first to the payment of the Loan as provided in Section 8 above.  Any excess proceeds may be applied by the Originating Bank to the payment of any other and/or additional loans then owing to the Originating Bank that may be indirectly secured by such collateral as a result of the inclusion of "cross-collateralization" provisions in the security agreements executed in connection with the Loan in favor of the Originating Bank.
(d)  The parties hereto further agree that the Participant shall have no interest in any other property of the Borrower or any co-maker, guarantor or endorser, taken as security for any other and/or additional loan or loans made by the Originating Bank, or acquired by the Originating Bank or in any property now or hereafter in the possession or control of the Originating Bank, which other property may indirectly secure repayment of the Loan by reason of "cross-collateralization"; except that, if any such other property or the proceeds thereof is applied to the reduction of the Loan, then the Participant shall be entitled to share in such an application of payment or payments as provided in Section 8 of this agreement.

10.   Miscellaneous:

 (a)  The Participant may not sell, pledge, assign, sub-participate or otherwise transfer its percentage ownership interest under the Loan without first obtaining the prior written consent of the Originating Bank, which consent shall not unreasonably be withheld.
 (b)  This Agreement shall be governed and construed under the laws of the State of Kentucky.
 (c)  This Agreement shall be binding upon the parties hereto, as well as their respective legal representatives, successors and assigns.
 (d)  All notices under this Agreement shall be in writing and mailed to the respective parties at the address given herein.
 (e)  Should any provision of this Agreement be deemed invalid or unenforceable as contrary to applicable law, the parties hereto agree that such provision shall automatically be deemed to be reformed as to be consistent with applicable law.

11.   Other Terms and Conditions:

(a)	Participant will pay to Originating Bank an annual servicing fee of .25%.

ORIGINATING BANK:                                                                                             PARTICIPANT:

_____________________________________________________    _________________________________________________________
First Southern National Bank                                                                           Universal Guaranty Life Insurance Company

Effective Date:  ______________________________                               Effective Date: _________________________________